Exhibit 99.1

                               NDS Board Changes

     LONDON & NEW YORK--(BUSINESS WIRE)--Aug. 23, 2005--NDS Group plc (NASDAQ / Euronext Brussels: NNDS) today announced the following changes to its Board of Directors.
     On August 22, 2005, Lachlan Murdoch resigned as a Director of NDS Group plc.
     On August 22, 2005, Lawrence A. Jacobs was appointed as a Director of NDS Group plc by News Corporation, the controlling shareholder of NDS Group plc, in accordance with Article 71 of the Company's Articles of Association. Mr. Jacobs is the Senior Executive Vice President and Group General Counsel of News Corporation.

     About NDS

     NDS Group plc (NASDAQ/ Euronext Brussels: NNDS), a majority-owned subsidiary of News Corporation is a leading supplier of open end-to-end digital pay TV solutions for the secure delivery of entertainment and information to television set-top boxes and IP devices. See www.nds.com for more information about NDS.

     Cautionary Statement Concerning Forward-looking Statements

     This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.


     CONTACT: NDS Group plc
              Margot Field (Media)
              +44(0)20-8476-8158
               OR
              Yael Fainaro (IR)
              +44(0)20-8476-8287